UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2023

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Effective as of April 17, 2023 (the “Effective Date”), Nightfood Holdings, Inc. (the “Company”) entered into Warrant Amendment and Exercise Agreements (the “Amendment Agreements”) with certain existing warrantholders of the Company (each, a “Warrantholder” and collectively, the “Warrantholders”). The Warrantholders are registered holders of common stock purchase warrants of the Company issued pursuant to the terms of Series B Preferred Stock of the Company (the “Original Warrants”).

Pursuant to the Amendment Agreements, (a) the Original Warrants were amended to reduce the exercise price thereof to $0.05 per share (the “Adjusted Exercise Price”) and to provide that upon the exercise of the Original Warrants pursuant to the terms and conditions of the Amendment Agreements, upon exercise the Warrantholders shall also receive, pursuant to the terms of the Amendment Agreements, a further five-year common stock purchase warrant (”Exercise Warrant”) to purchase an equal number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at an initial exercise price per share of $0.125, (b) the Warrantholders agreed to exercise an aggregate of 2,750,000 shares of Common Stock (or pre-funded warrants in substitution thereof) underlying the Original Warrants (“Exercise Shares”) at the Adjusted Exercise Price, or an aggregate of $137,500 and (c) the Warrantholders were granted the option to exercise up to an aggregate of an additional 2,750,000 Exercise Shares at the Adjusted Exercise Price, or an aggregate of up to $137,500, by May 31, 2023. Any remaining shares of Common Stock underlying the Original Warrant not so exercised shall continue to be exercisable in accordance with the terms of the Original Warrant and not pursuant to the Amendment Agreement.

The Company paid to Spencer Clarke LLC $13,750 in cash fees (plus 275,000 warrants at an exercise price of $.05 per share and 275,000 warrants at an exercise price of $.125 per share (the “Warrant Exercise Commission Warrants”)), pursuant to the Company’s existing agreement with Spencer Clarke LLC, in relation to the transactions contemplated by the Amendment Agreements.

The foregoing is a brief description of the Amendment Agreements and the Exercise Warrants, and is qualified in its entirety by reference to the full text of the Amendment Agreements and the Exercise Warrants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On the Effective Date, the Company consummated the transactions pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) and issued and sold to Mast Hill Fund, L.P. (“Mast Hill”), a Promissory Note (the “MH Note”) in the principal amount of $160,941.18 (actual amount of purchase price of $136,800 plus an original issue discount (“OID”) in the amount of $24,141.18). Also pursuant to the Purchase Agreement, in connection with the issuance of the MH Note, the Company issued (a) common stock purchase warrants (the “First Warrants”), allowing Mast Hill to purchase an aggregate of 1,790,000 shares of Common Stock and (b) common stock purchase warrants (the “Second Warrants”), allowing Mast Hill to purchase an aggregate of 1,820,000 shares of Common Stock.

Also pursuant to the Purchase Agreement, in connection with the issuance of the MH Note, the First Warrants and the Second Warrants, the Company granted piggy-back registration rights to Mast Hill.

The Company paid to (a) J.H. Darbie & Co., Inc. $6,840 in cash fees (plus 57,000 warrants at an exercise price of $0.12 per share (the “Darbie Warrants”)) pursuant to the Company’s existing agreement with J.H. Darbie & Co., Inc., in relation to the transactions contemplated by the Purchase Agreement and (b) Spencer Clarke LLC $13,680 in cash fees (plus 200,000 warrants at an exercise price of $.08 per share, 170,000 warrants at an exercise price of $.10 per share, and 182,000 returnable warrants at an exercise price of $.10 per share (collectively, with the Warrant Exercise Commission Warrants and the Darbie Warrants, the “Commission Warrants”)), pursuant to the Company’s existing agreement with Spencer Clarke LLC, in relation to the transactions contemplated by the Purchase Agreement.

The Company intends to use the net proceeds from the sale of the MH Note for required debt service and general corporate purposes.

The maturity date of the MH Note is the 12-month anniversary of the Effective Date, and is the date upon which the principal amount, the OID, as well as any accrued and unpaid interest and other fees, shall be due and payable.

Mast Hill has the right, at any time on or following the six month anniversary of the Effective Date, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any default interest) into Common Stock, at a conversion price of $0.10, subject to customary adjustments as provided in the MH Note for stock dividends and stock splits, rights offerings, pro rata distributions, fundamental transactions and dilutive issuances. In addition, Mast Hill is entitled to deduct $1,750.00 from the conversion amount upon each conversion, to cover Mast Hill’s fees associated with each conversion. Any such conversion is subject to customary conversion limitations set forth in the MH Note so Mast Hill beneficially owns less than 4.99% of the Common Stock.

At any time prior to the date that an Event of Default (as defined in the MH Note) occurs under the MH Note, the Company may prepay the outstanding principal amount and interest then due under the MH Note. On any such event, the Company shall make payment to Mast Hill of an amount in cash equal to the sum of (a) 100% multiplied by the principal amount then outstanding plus (b) accrued and unpaid interest on the principal amount to the prepayment date plus (c) $750.00 to reimburse Mast Hill for administrative fees.

In addition, if, at any time prior to the full repayment or full conversion of all amounts owed under the MH Note, the Company receives cash proceeds of more than $650,000 (the “Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources from the issuance of equity (subject to exclusions described in the MH Note), debt or the issuance of securities pursuant to an Equity Line of Credit (as defined in the MH Note) of the Company, Mast Hill shall have the right in its sole discretion to require the Company to apply up to 50% of such proceeds after the Minimum Threshold to repay all or any portion of the outstanding principal amount and interest then due under the MH Note.

The MH Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the MH Note, which entitle Mast Hill, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the MH Note, in addition to triggering the conversion rights. Any principal amount or interest on the MH Note which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by law from the due date until the same is paid. Upon the occurrence of any Event of Default, Mast Hill shall no longer be required to cancel and extinguish the Second Warrants, the MH Note shall become immediately due and payable, and the Company shall pay to Mast Hill an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 150%, as well as all costs of collection.

The MH Note contains restrictions on the Company’s ability to (a) incur additional indebtedness, (b) make distributions or pay dividends, (c) redeem, repurchase or otherwise acquire its securities, (d) sell its assets outside of the ordinary course, (e) enter into certain affiliate transactions, (f) enter into 3(a)(9) Transactions or 3(a)(10) Transactions (each as defined in the MH Note), or (g) change the nature of its business.

Commencing as of the Effective Date, and until such time as the MH Note is fully converted or repaid, the Company shall not effect or enter into an agreement to effect any Variable Rate Transaction (as defined in the Purchase Agreement).

The Purchase Agreement contains customary representations and warranties made by each of the Company and Mast Hill. It further grants to Mast Hill certain rights of participation and first refusal, and most-favored nation rights, all as set forth in the Purchase Agreement.

The Company is subject to customary indemnification terms in favor of Mast Hill and its affiliates and certain other parties.

The First Warrants have an initial exercise price of $0.10 per share, subject to customary adjustments (including price-based anti-dilution adjustments), and may be exercised at any time until the five year anniversary of the First Warrants. The First Warrants include a cashless exercise provision as set forth therein. The exercise of the First Warrants are subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In the event of the Company’s failure to timely deliver shares of Common Stock upon exercise of the First Warrants, the Company would be obligated to pay a “Buy-In” amount pursuant to the terms of the First Warrants.

The Second Warrants have an initial exercise price of $0.10 per share, subject to customary adjustments (including price-based anti-dilution adjustments), and may be exercised at any time after April 17, 2024 (if not previously cancelled in accordance with the terms of the MH Note and the Second Warrant) until the five year anniversary of such date. The Second Warrants include a cashless exercise provision as set forth therein. The exercise of the Second Warrants are subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In the event of the Company’s failure to timely deliver shares of Common Stock upon exercise of the Second Warrants, the Company would be obligated to pay a “Buy-In” amount pursuant to the terms of the Second Warrants.

The foregoing is a brief description of the Purchase Agreement, the MH Note, the First Warrants and the Second Warrants, and is qualified in its entirety by reference to the full text of the Purchase Agreement, the MH Note, the First Warrants and the Second Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K relating to the Exercise Shares, the Exercise Warrants, the Commission Warrants, the MH Note, the First Warrants, and the Second Warrants is incorporated by reference herein.

The Exercise Shares, the Exercise Warrants, the Commission Warrants, the MH Note, the First Warrants and the Second Warrants each was, and, unless subsequently registered, the shares underlying the Exercise Warrants, the Commission Warrants, the MH Note, the First Warrants and the Second Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2023

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

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